Exhibit 99.2

Adjustments Affecting BioTime, Inc. Common Share Purchase Warrants Expiring October 1, 2018

ALAMEDA, Calif.--(BUSINESS WIRE)--January 12, 2016--BioTime, Inc. (NYSE MKT and TASE: BTX) announced today that pursuant to Section 6.1(c) of the Warrant Agreement dated as of October 1, 2013, as amended September 19, 2014, between BioTime and American Stock Transfer & Trust Company LLC as Warrant Agent (the “Warrant Agreement”) governing the BioTime Common Share Purchase Warrants Expiring October 1, 2018 (the “Warrants”), the Board of Directors of BioTime adjusted the number of BioTime common shares (“Warrant Shares”) that may be purchased upon the exercise of each Warrant, and the purchase price payable for each Warrant Share (the “Warrant Price”), as a result of BioTime’s distribution of 4,744,707 shares of common stock, no par value, of BioTime’s subsidiary OncoCyte Corporation (“OncoCyte”) to BioTime shareholders on December 31, 2015 (the “Distribution”).

The adjusted number of Warrant Shares that may be purchased through exercise of each Warrant shall be 1.1 shares. The adjusted Warrant Price shall be $4.55 per Warrant Share.

The foregoing adjusted number of Warrant Shares was determined by dividing (A) $3.5738, the volume weighted average of the daily closing prices of BioTime common shares as reported by the NYSE MKT for the 20 consecutive trading days ending December 30, 2015, one trading day prior to the date of the Distribution, by (B) $3.3613, which is the price described in (A) less $0.2125, the then fair value, as determined by the Board of Directors of BioTime, of the fraction of a share of OncoCyte common stock distributed with respect to one BioTime common share in the Distribution, and rounding the result to the nearest tenth of a share.

The foregoing adjusted Warrant Price was determined by multiplying $5.00, the Warrant Price immediately prior to the adjustment, by a fraction of which the numerator was one (the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to the adjustment), and the denominator of which was 1.1 (the number of Warrant Shares purchasable immediately after the adjustment), and rounding the result to the nearest whole cent.

About BioTime

BioTime, Inc., a pioneer in regenerative medicine, is a clinical-stage biotechnology company. BioTime and its subsidiaries are leveraging their industry-leading experience in pluripotent stem cell technology and a broad intellectual property portfolio to facilitate the development and use of cell-based therapies and gene marker-based molecular diagnostics for major diseases and degenerative conditions for which there presently are no cures. The lead clinical programs of BioTime and its subsidiaries include OpRegen®, currently in a Phase I/IIa trial for the treatment of the dry form of age-related macular degeneration; AST-OPC1, currently in a Phase I/IIa trial for spinal cord injuries; Renevia™, currently in a pivotal trial in Europe as an injectable matrix for the engraftment of transplanted cells to treat HIV-related lipoatrophy; and cancer diagnostics, nearing the completion of initial clinical studies for the detection of lung, bladder, and breast cancers. AST-VAC2, a cancer vaccine, is in the pre-clinical trial stage.

BioTime’s subsidiaries include the publicly traded Asterias Biotherapeutics, Inc. (NYSE MKT: AST), developing pluripotent stem cell-based therapies in neurology and oncology, including AST-OPC1 and AST-VAC2; Cell Cure Neurosciences Ltd., developing stem cell-based therapies for retinal and neurological disorders, including OpRegen®; OncoCyte Corporation, developing cancer diagnostics; LifeMap Sciences, Inc., developing and marketing an integrated online database resource for biomedical and stem cell research; LifeMap Solutions, Inc., a subsidiary of LifeMap Sciences, developing mobile health (mHealth) products; OrthoCyte Corporation, developing therapies to treat orthopedic disorders, diseases, and injuries; ReCyte Therapeutics, Inc., developing therapies to treat a variety of cardiovascular and related ischemic disorders; and Ascendance Biotechnology, Inc. which manufactures and sells proprietary products and services that assay new drug candidates for potential toxicity, including HepatoPac® and HepatoMune®, and other products for use as research tools.

BioTime common stock is traded on the NYSE MKT and TASE under the symbol BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products or diagnostic tests, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in Securities and Exchange Commission filings of BioTime and its subsidiaries Asterias Biotherapeutics, Inc. and OncoCyte Corporation. BioTime disclaims any intent or obligation to update these forward-looking statements.

CONTACT:
Investor Contacts:
BioTime, Inc.
Dan L. Lawrence, 510-775-0510
dlawrence@biotimeinc.com
or
EVC Group, Inc.
Michael Polyviou/Chris Dailey, 646-445-4800
mpolyviou@evcgroup.com / cdailey@evcgroup.com
Media Contact:
Gotham Communications, LLC
Bill Douglass, 646-504-0890
bill@gothamcomm.com